SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 18, 2006, we agreed to issue approximately 9.1 million shares of Class A common stock in exchange for approximately $27.7 million aggregate principal amount at maturity of our 10% Senior Secured Discount Convertible Notes due 2009. We did not pay any cash in connection with this transaction. These notes, issued in January 2003, were convertible into our Class A common stock at $3.18 per share. We do not have a right to prepay or redeem the 10% notes. The 10% notes do not become subject to mandatory conversion until 2007, and are not mandatorily convertible at or after that time unless various conditions regarding the amount of our outstanding indebtedness and other matters are met.

The 10% notes finished accreting on December 31, 2005, and XM would have had to make future interest payments on the notes in cash. By issuing stock in exchange for these notes, XM estimates that it was released from obligations to pay approximately $10 million in interest payments over the next four years prior to maturity of the notes. We will be recognizing an aggregate non-cash charge of approximately $15 million in connection with this transaction, representing interest and de-leveraging expenses.

We are delivering the shares on or about April 19, 2006. In connection with this transaction, we are filing, on or about April 19, 2006, a prospectus relating to the resale of the shares issued in exchange for the notes.

The dilution as a result of this transaction is less than 0.15%, based on the number of shares of Class A common stock outstanding on a fully diluted basis as of March 31, 2006, assuming we had issued all shares issuable upon conversion or exercise of outstanding securities. The amount of our long term debt has been reduced on a pro forma basis as a result of this transaction by approximately $22 million, representing the book value of the exchanged notes less certain deferred financing costs.

The shares of Class A common stock issued in exchange for the 10% notes were issued in transactions exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

We conducted similar exchanges with respect to approximately $108.3 million aggregate principal amount at maturity of 10% notes in December 2005 and January 2006, as disclosed in our Current Reports on Form 8-K filed on December 30, 2005 and January 30, 2006. Of the approximately $279.3 million aggregate principal amount at maturity of 10% notes issued in January 2003, approximately $99.9 million remains outstanding following this transaction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 5.1	Opinion of Hogan & Hartson L.L.P.

Exhibit 23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: April 19, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Document
5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1).